EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-44010 on Form N-1A of our reports dated February 16, 2009, relating to the financial statements and financial highlights of Eaton Vance Variable Trust, including the Funds listed on attached Schedule A, appearing in the Annual Reports on Form N-CSR of Eaton Vance Variable Trust for the year ended December 31, 2008, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectus and ‘‘Independent Registered Public Accounting Firm’’ in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts April 28, 2009

SCHEDULE A

Report Date	Eaton Vance Variable Trust

February 16, 2009	Eaton Vance VT Floating-Rate Income Fund
February 16, 2009	Eaton Vance VT Large-Cap Value Fund
February 16, 2009	Eaton Vance VT Worldwide Health Sciences Fund